EXHIBIT 21.1

Legal Entities	Jurisdiction
Artadi S.A.	Argentina
Axastse Solar, S.L.	Spain
B2B Energía, S.A.	Spain
Cinco Rios Geracao de Energia Ltda.	Brazil
Denesa Italia, S.R.L.	Italy
Desgasificación de Vertederos, S.A.	Spain
Desimpacte de Purines Altorricón S.A.	Spain
Desimpacte de Purines Eresma S.A.	Spain
Desimpacte de Purins Alcarrás, S.A.	Spain
Desimpacte de Purins Corco, S.A.	Spain
Desimpacte de Purins Voltrega, S.A.	Spain
Desimpacto de Purines Turégano, S.A.	Spain
D-R Acquisition LLC	Texas, U.S.A.
D-R Dormant Ltd.	United Kingdom
D-R Holdings (France) S.A.S.	France
D-R Holdings (Germany) GmbH	Germany
D-R Holdings (U.K.) Limited	United Kingdom
D-R International Sales Inc.	Delaware, U.S.A.
D-R Luxembourg Holding 1, S.A.R.L.	Luxembourg
D-R Luxembourg Holding 2, S.A.R.L.	Luxembourg
D-R Luxembourg Holding 3, S.A.R.L.	Luxembourg
D-R Luxembourg International S.A.R.L.	Luxembourg
D-R Luxembourg Partners 1 S.C.S.	Luxembourg
D-R Steam LLC	Delaware, U.S.A.
Dresser-Rand (Nigeria) Ltd.	Nigeria
Dresser-Rand (Thailand) Limited	Thailand
Dresser-Rand (U.K.) Limited	United Kingdom
Dresser-Rand Arabia	Saudi Arabia
Dresser-Rand AS	Norway
Dresser-Rand Asia Pacific Sdn. Bhd.	Malaysia
Dresser-Rand B.V.	Netherlands
Dresser-Rand Canada, Inc.	Canada
Dresser-Rand Colombia S.A.S.	Colombia
Dresser-Rand Comercio e Industria Ltda.	Brazil
Dresser-Rand Company	New York, U.S.A.
Dresser-Rand Company Ltd.	United Kingdom
Dresser-Rand de Mexico S.A. de C.V.	Mexico
Dresser-Rand de Venezuela, S.A.	Venezuela
Dresser-Rand do Brasil, Ltda.	Brazil
Dresser-Rand Engineered Equipment (Shanghai) Ltd.	China
Dresser-Rand Field Operations Middle East LLC	Abu Dhabi, U.A.E.
Dresser-Rand Global Services, Inc.	Delaware, U.S.A.
Dresser-Rand GmbH	Germany
Dresser-Rand Holding (Delaware) LLC	Delaware, U.S.A.

Dresser-Rand Holding (Luxembourg) LLC	Delaware, U.S.A.
Dresser-Rand Holdings Spain S.L.U.	Spain
Dresser-Rand India Private Limited	India
Dresser-Rand International B.V.	Netherlands
Dresser-Rand Interational Holdings LLC	Delaware, U.S.A.
Dresser-Rand International Inc.	Delaware, U.S.A.
Dresser-Rand Italia S.r.l.	Italy
Dresser-Rand Japan Ltd.	Japan
Dresser-Rand Korea, Ltd.	Korea
Dresser-Rand LLC	Delaware, U.S.A.
Dresser-Rand Machinery Repair Belgie N.V.	Belgium
Dresser-Rand Participações Ltda.	Brazil
Dresser-Rand Power LLC	Delaware, U.S.A.
Dresser-Rand Property (Pty) Ltd.	South Africa
Dresser-Rand S.A.	France
Dresser-Rand Sales Company S.A.	Switzerland
Dresser-Rand Service Centre (Pty) Ltd.	South Africa
Dresser-Rand Services B.V.	Netherlands
Dresser-Rand Services, LLC	Delaware, U.S.A.
Dresser-Rand Services, S. de R.L. de C.V.	Mexico
Dresser-Rand Services, S.a.r.l.	Switzerland
Dresser-Rand Southern Africa (Pty) Ltd.	South Africa
Dresser-Rand Trinidad & Tobago Limited	Trinidad & Tobago
Empresa de Reciclajes de Residuos Ambientales, S.A.	Spain
Engines Rental, S.A.	Uruguay
Engines Rental, S.L.	Spain
Enviroil Castilla-León, S.A.	Spain
Enviroil Vasca, S.A.	Spain
Explotaciones y Mantenimientos Integrales, S.L.	Spain
Galicia Reciclado de Neumáticos, S.A.	Spain
GATE SOLAR 32, S.L.	Spain
Gate Solar Gestión, S.L.	Spain
Gate Solar, S.L.	Spain
Grupo Guascor, S.L.U.	Spain
Guascor Argentina, S.A.	Argentina
Guascor Bionergía, S.L.	Spain
Guascor Borja AIE	Spain
Guascor do Brasil Ltda.	Brazil
Guascor Empreendimentos Energéticos, Ltda.	Brazil
Guascor Explotaciones Energéticas, S.A.	Spain
Guascor Inc.	Louisiana, U.S.A.
Guascor Ingenieria S.A.	Spain
Guascor Isolux AIE	Spain
Guascor Italia, S.P.A.	Italy
Guascor Maroc, S.A.	Morroco
Guascor de México, S.A. de C.V.	Mexico
Guascor Power Investigación y Desarrollo S.A.	Spain

Guascor Power, S.A.	Spain
Guascor Promotora Solar, S.A.	Spain
Guascor Postensa AIE	Spain
Guascor Proyectos, S.A.	Spain
Guascor Servicios, S.A.	Spain
Guascor Serviços Ltda.	Brazil
Guascor Solar Corporation, S.A.	Spain
Guascor Solar do Brasil Ltda.	Brazil
Guascor Solar Operation and Mantenimiento, S.L.	Spain
Guascor Solar S.A.	Spain
Guascor Venezuela	Venezuela
Guascor Wind do Brasil, Ltda.	Brazil
Guascor Wind, S.L.	Spain
Hydrophytic, S.L.	Spain
Inversiones Analcima 1, S.L.U.	Spain
Inversiones Analcima 6, S.L.U.	Spain
Inversiones Analcima 7, S.L.U.	Spain
Inversiones Ortosa 13, S.L.	Spain
Jaguarí Energética, S.A.	Brazil
Limited Liability Company “Russia”	Russia
Microenergía 21, S.A.	Spain
Microenergia Vasca, S.A.	Spain
Minuano Participações Eólicas Ltda.	Brazil
Montilla AIE	Spain
OFFICINE SOLARI AQUILA, S.r.l.	Italy
OFFICINE SOLARI KAGGIO, S.r.l.	Italy
Opcion Fotovoltaica 1 S.L.	Spain
PT Dresser-Rand Services Indonesia	Indonesia
Sistemas y Nuevas Energias, S.A.	Spain
Sociedad Energética Del Caribe, S.L.	Dominican Republic
Synchrony Inc.	Virginia, U.S.A.
Tusso Energía, S.L.	Spain